UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             SUMMIT SECURITIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Idaho                                           82-0438135
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(State of incorporation or                    (IRS Employer Identification No.)
 organization)

                    601 West 1st Ave, Spokane, WA 99201-5015
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                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

None
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If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
33-57619, 333-00115 and 333-94127           (if applicable)
--------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

              Variable Rate Cumulative Preferred Stock, Series S-1 Variable Rate Cumulative Preferred Stock, Series S-2 Variable Rate Cumulative Preferred Stock, Series S-3
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                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of Summit Securities, Inc.'s (the "Registrant") Preferred Stock Series S-1, registered on this Form 8-A, is described under the heading "DESCRIPTION OF SECURITIES - Description of Preferred Stock" in the Prospectus contained in the Form S-2 Registration Statement, Registration No. 33-57619, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on February 7, 1995, and is incorporated herein by reference.

     The description of the Registrant's Preferred Stock Series S-2, registered on this Form 8-A, is described under the heading "DESCRIPTION OF SECURITIES - Description of Preferred Stock" in the Prospectus contained in the Form S-2 Registration Statement, Registration No. 333-00115, filed by the Registrant with the Commission on January 1, 1996, and is incorporated herein by reference.

     The description of the Registrant's Preferred Stock Series S-3, registered on this Form 8-A, is described under the heading "DESCRIPTION OF SECURITIES - Description of Preferred Stock" in the Prospectus contained in the Form S-2 Registration Statement, Registration No. 333-94127, filed by the Registrant with the Commission on January 5, 2000, and is incorporated herein by reference.

ITEM 2.  EXHIBITS

4.01 Statement of Rights, Designations and Preferences of Variable Rate Cumulative Preferred Stock, Series S-1 (incorporated by reference to
       Exhibit 4(c) to Registration Statement No.  33-57619,  filed  February 7,
       1995).

4.02 Statement of Rights, Designations and Preferences of Variable Rate Cumulative Preferred Stock, Series S-2 (incorporated by reference to
       Exhibit 4(c) to Registration Statement  No.  333-00115,  filed January 1,
       1996).

4.03 Statement of Rights, Designations and Preferences of Variable Rate Cumulative Preferred Stock, Series S-3 (incorporated by reference to
       Exhibit  4(d) to  Registration Statement No.  333-19787,  filed April 25,
       1997).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SUMMIT SECURITIES, INC.



Date: January 24, 2000                  By /s/ Tom Turner
                                          ----------------------------------
                                          Tom Turner, President and Director